'82 JUL 12 PH 12 55
                                                      SECRETARY OF STATE

                            ARTICLES OF INCORPORATION
                                       OF
                              GREEN MT. P.S., INC.



         BE IT KNOWN, that we, the undersigned, do hereby associate ourselves together to form a corporation under the provisions of the Idaho Revised Statutes, Chapter 78, as amended, and make, subscribed; acknowledge, file and adopt the following Articles of Incorporation:

                                    ARTICLE I

         The name of the corporation is GREEN MT. P.S., INC. and its duration shall be perpetual.

                                   ARTICLE II

         The principal office or place of business of the corporation in the State of Idaho is 2550 East Boise Ave., Boise, Idaho, and the name of the resident agent of the corporation at such address is Dehlia Boone.

         Other offices may be established, business transacted, and meetings of stockholders and directors held at such place within or without the State of Idaho as the by-laws of the corporation shall provide.

                                   ARTICLE III

         The general nature of the business or subjects or purposes of the corporation to be transacted, promoted, or carried on by the corporation are as follows:

         1. To engage in any lawful activity.

         2. To locate, purchase, or otherwise acquire mining claims, or interests therein, whether within or without the State of Idaho and to explore, develop and mine such properties and to treat or beneficiate the minerals or metals recovered therefrom, and to lease, sell or otherwise dispose of such mining claims and products therefrom.

         3. To enter into, make, and perform contracts of every kind and for any lawful purpose, with any person, firm association, or corporation, town, city, county, body politic, state, territory, government, colony or dependency thereof.

         4. To borrow money for any of the purposes of the corporation and to draw, make, endorse, discount, issue, sell, pledge, or otherwise dispose of promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or non-negotiable, transferable or non-transferable instruments and evidences of indebtedness, and to secure the payment thereof and the interest thereon by mortgage or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation at the time owned or thereafter acquired.

         5. To purchase, hold, sell, and transfer the shares of capital stock.

         6. To have one or more offices and to conduct any or all of its operations and business and to promote its objections within or without the State of Idaho without restrictions as to place or amount.

         7. To do any or all of the things herein set forth as principal, agent, contractor, trustee, partner, limited or general partner, or joint venturer, or otherwise, alone or in company with others.

         8. The objects and purposes herein specified shall be regarded as independent objects and purposes, and except where otherwise expressed, shall be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph of these Articles of Incorporation.

         9. The foregoing shall be construed both as objects and powers, and enumeration thereof shall not be held to limit or restrict in any manner the general powers conferred on this corporation by the laws of the State of Idaho.

                                   ARTICLE IV

         The total number of shares of stock which this corporation is authorized to issue is ten million (10,000,000) shares of no par value stock, which shall be paid in as the Board of Directors shall designate and as provided by law in cash, real or personal property, services, lease option to purchase, or any other valuable right or thing for the uses and purposes of the corporation, and all shares of the capital stock when issued in exchange therefor, shall thereafter become and be fully paid, and the judgment of the Directors as to the value of any property, right or thing acquired in purchase or exchange for capital stock shall be conclusive.

                                    ARTICLE V

         The members of the governing board of this corporation shall be styled and known as Directors.

         The affairs and business of the corporation shall be conducted by a Board of Directors of three, and the number of such directors shall be increased or decreased from time to time by resolution of the Board of Directors, provided that the number of directors shall not be less than three (3). The directors shall elect a President, a Secretary and a Treasurer, and may elect one or more Vice-Presidents of the corporation. The directors shall have full and complete power and authority to carry on and conduct all of the business of the corporation to the same effect and extent as though specifically authorized at meetings of the specifically authorized at meetings or the stockholders. They shall be elected by the stockholders at such time and place and in such manner as shall be provided for in the by-laws of the corporation. Until their successors are elected and qualified, the following named three persons shall be the first Board or Directors:

    Name                            Address
    ----                            -------

ALBERT BOONE                        2550 E. Boise Ave.
                                    Boise, Id. 83706

DEHLIA BOONE                        2550 E. Boise  Ave.
                                    Boise, Id. 83706

JERRY BOONE                         Star Ranch
                                    Placerville, ID 83666

                                   ARTICLE VI

      The time or the commencement of this corporation shall be the day these Articles of Incorporation are filed in accordance with law, and the corporation shall thereafter have and enjoy perpetual existence, as now provided by law.

                                   ARTICLE VII
      The capital stock of' this corporation shall not be assessable for any purpose whatsoever.
                                  ARTICLE VIII

      The names and Post office addresses of each of the incorporators signing these Articles of Incorporation are:

    Name                            Address
    ----                            -------

ALBERT BOONE                        2550 E. Boise Ave.
                                    Boise, Id. 83706

DEHLIA BOONE                        2550 E. Boise  Ave.
                                    Boise, Id. 83706

JERRY BOONE                         Star Ranch
                                    Placerville, ID 83666

      In addition to and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

      1. To make, alter, amend, and rescind the by-laws of this corporation from time to time, to fix and determine and to vary the amount to be reserved as working capital over and above its capital stock paid in, and to direct and determine the use and disposition of any surplus or net profits over and above the capital stock paid in; to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

         2. To sell, exchange, assign, convey, or otherwise dispose of a part of the property, assets, and effects of the corporation, less than the whole or less than substantially the whole thereof, on such terms and conditions as they shall deem advisable without the assents of the stockholders in writing or otherwise.

         3. From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of this corporation, (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders, and no stock holder shall have the right of inspecting any account or book or document of this corporation, except as conferred by statute or authorized by the directors of by resolution of the stockholders.

         4. To fill vacancies occurring in the Board from any cause, and by resolution or resolutions passed by a majority of the whole board to designate one or more of the directors of this corporation, which to the extent provided in said resolution or resolutions, or in the by-laws of this corporation, (except the power to make, alter, amend. or rescind the by-laws, and the power to remove and elect officers) and may have the power to authorize the seal of this corporation to be affixed to all papers that may require it. Such committee or committees shall have such name or names as way be stated in the by-laws of this corporation, or as may be determined from time to time by--resolution adopted--by the Board of Directors.

                                    ARTICLE X

         The private property of the stockholders shall be forever exempt from corporate debts or liability of any kind whatsoever.

                                   ARTICLE XI

         The shares of capital stock of this corporation may be issued by this corporation from time to time for such consideration as from time to time may be fixed by the Board of Directors of this corporation; and all issued shares of the capital stock of this corporation shall be deemed fully paid and non-assessable, and the holders of such shares shall not be liable thereunder to this corporation or its creditors. Stockholders of this corporation shall have pre-emptive right of subscription to any shares of any stock of this corporation, as the Board of Directors may fix from time to time, pursuant to the authority hereby conferred by the Articles of Incorporation of this corporation, and the Board of Directors may issue stock of this corporation, or obligations convertible into stock without offering such issue of stock either in whole or in part to the stockholders of this corporation. The acceptance of stock in this corporation shall be a waiver of any such pre-emptive or preferential right which, in the absence of this provision, might otherwise be asserted by stockholders of this corporation, or any of them.

                                   ARTICLE XII

         No contract or other transaction between the corporation and any other corporation, and no act of the corporation shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in it, or are directors or officers of such other corporation. Any director individually, and any firm of which any director may be a member, may be a party to, or may be pecuniarily interested in. any contract or transaction of the corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors. or a majority thereof, and any director of the corporation who is also a director or officer of such corporation. or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize such contract or transaction with like force and effect as if he were not a director or an officer or such corporation, or not so interested.

                                  ARTICLE XIII

         The corporation shall indemnify every officer or director, his heirs, executors and administrators, against all costs. expenses and liabilities reasonably incurred by him in connection with any action, suit. or proceeding to which he may be made a party by reason of his being or having been an officer or director of the corporation. or at its request of any other corporation of which it is a stockholder or creditor and from which he is not entitled to be indemnified, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceedings to be liable for negligence or misconduct in the performance of his duty as such director or officer. In the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the corporation is advised by counsel that the person to be indemnified did not commit a breach of duty involving negligence or misconduct. The foregoing rights of indemnification shall not be exclusive of any of any other rights to which any such officers or director may be entitled as a matter of law.

      IN WITNESS WHEREOF, we hereunto affix our signatures this __ day of ______, 19__.



                                    /s/ Dehlia Boone
                                    ----------------------
                                        Dehlia Boone

                                    /s/ Jerry Boone
                                    ----------------------
                                        Jerry Boone

                                    /s/ Albert Boone
                                    ----------------------
                                        Albert Boone

STATE OF IDAHO          )
                        ) ss.
COUNTY OF ADA           )

         Before me, the undersigned Notary Public is and for said County and State, on this day personally appeared Albert Boone, Dehlia Boone and Jerry Boone, known to me to be the same persons who signed the foregoing instrument and acknowledged to me that they executed the same freely and voluntarily for the uses and purposes therein mentioned.

         Given under my hand and seal of office this 12th day of July, 1983.


                                                /s/
                                          ---------------------------
                                          Notary Public for Idaho

                                          My Commission Expires: Lifetime

                                                      JAN 29 10 31 AM '96
                                                      SECRETARY OF STATE
                                                      STATE OF IDAHO

                           CERTIFICATE OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                              GREEN MT. P.S., INC.




         THE UNDERSIGNED President and Secretary of Green Mt. P.S., Inc. an Idaho Corporation, pursuant to the provisions of Section 30-1-61 of the Idaho Business Corporation Act, for the purpose of amending the Articles of Incorporation of said Corporation, do hereby certify as follows:

         That the shareholders of said Corporation at its Special Meeting in Lieu of Annual Meeting of Shareholders duly convened and held on the 18th day of January, 1996, adopted resolutions to amend the Articles of Incorporation of the Corporation as follows:

         (1) Article IV shall be amended to read as follows:

                                   "Article IV

         The total number of shares of stock which this corporation is authorized to issue is fifty million (50,000,000) shares of no par value ($0.00) common stock, which shall be paid in as the Board of Directors shall designate and as provided by law in cash, real or personal property, services, lease, option to purchase, or any other valuable right or thing for the uses and purposes of the corporation, and all shares of the capital stock when issues in exchange therefor, shall thereafter become and be dully paid and the judgment of the Directors as to the value of any property, right or thing acquired in purchase or exchange for capital stock shall be conclusive."

         The foregoing amendments to the Articles of Incorporation were duly adopted by the shareholders of the Corporation on the 18th day of January, 1996.

         At the date of the meeting of Shareholders, the number of shares of the Corporation's common stock outstanding and entitled to vote on the foregoing amendment to the Articles of Incorporation was ten million (10,000,000). A total of 8,213,600 shares voted FOR amendment (1) (representing approximately 82% of the issued and outstanding shares of the Corporation) and -0- shared voted AGAINST amendment (1) (representing approximately -0-% of the issued and outstanding shares of the Corporation).

         Also at the Special Meeting of Shareholders, the shareholders approved a reverse stock split on a 1-for-10 basis. This action together with the amendment to the Articles of Incorporation to change the authorization did not result in any change in the Company's capital as the par value is still $0.00.

         DATED this 26th day of January, 1996.

         The undersigned President and Secretary of the Corporation hereby declare that the foregoing Certificate of Amendment to the Articles of Incorporation is true and correct to the best of their knowledge and belief.



                                          /s/ Pete Wells
                                          ------------------------------
                                              PETE WELLS, President



                                          /s/ Daniel T. Elkins
                                          ------------------------------
                                              DANIEL T. ELKINS, Secretary



STATE OF IDAHO          )
                        )  ss.
COUNTY OF LEMHI         )

         On this 26th day of January, 1996, before me, the undersigned, a Notary Public, in and for said State, personally appeared PETE WELLS and DANIEL T. ELKINS who first being duly sworn, did each hereby affirm that they are the President and Secretary, respectively of Green Mt. P.S., Inc., an Idaho Corporation, and that they did execute the foregoing Amendment to the Articles of Incorporation on behalf of said Corporation and that such instrument was executed pursuant to a resolution of the Board of Directors and ratified by more than a 50% majority of the issued and outstanding shares of the Corporation's common stock.




                                          /s/ Terri J. Morton
                                          ------------------------------
                                              NOTARY PUBLIC

Residing at: Salmon

My Commission Expires: 4/25/96

                                                      FILED
                                                      98 JAN 14 am 10:25
                                                      SECRETARY OF STATE
                                                      STATE OF IDAHO



                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                              GREEN MT. P.S., INC.


         Pursuant to the provisions of the Idaho Business Corporation Act ("Idaho Code"), the following amendments to the Articles of Incorporation of Green Mt. P.S., Inc., an Idaho Corporation (the "Corporation"), were adopted by the shareholders of the Corporation on January 9, 1998 in the manner prescribed by the Idaho Code.

         First: Article I of the Articles of Incorporation is hereby amended to read as follows:

                                            "I

                  The name of the Corporation shall be Generex Biotechnology Corporation and its duration shall be perpetual."

         Second: Article IV of the Articles of Incorporation is hereby amended to read as follows:

                                           "IV

                  The aggregate number of shares of all classes of capital stock that this Corporation shall have authority to issue is 51,000,000 non-assessable shares, 50,000,000 of which shall be of a class designated as common stock (the "Common Stock") with a par value of One Tenth of a Cent ($0.001) per share, and 1,000,000 shares of which shall be of a class designated as preferred stock (the "Preferred Stock") of the par value of One Tenth of a Cent ($0.001) per share. The Preferred Stock may be issued in series and shall have preference as to dividends and to liquidation of the Corporation. The Board of Directors of the Company shall establish the specific rights, preferences, voting privileges and restrictions of such Preferred Stock, or any series thereof."

         Third: A New Article XIV shall be added to the Articles of Incorporation and shall read as follows:

                                      "XIV

                  A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability for (i) the amount of a financial benefit received by a director to which he is not entitled, (ii) an intentional infliction of harm on the Corporation or its shareholders, (iii) a violation of
         Section 30-1-833, Idaho business Corporation Act, or (iv) an intentional violation of criminal law. If the Idaho Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the amended Idaho Business Corporation Act. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any or omission occurring prior to such repeal or modification."

         The number of shares of the Corporation outstanding at the time of adoption of the above amendments was 1,105,000, and the number of shares entitled to vote thereon was 1,005,000. As to Amendment First set forth above, the number of shares voting Against such amendment was -0-. As to Amendment Second set forth above, the number of shares consenting and voting for such amendment was 849,360, and the number of shares voting Against such amendment was -0-. As to Amendment Third set forth above, the number of shares consenting and voting For such Amendment was 845,360, and the number of shares voting Against such amendment was 4,000.

         DATED this 9th day of January 1998.



                                    /s/ Pete Wells
                                    ----------------------
                                        Pete Wells, President

                                                                           FILED
                                                              98 FEB 10 AM 10:18
                                                                    SECRETARY OF
                                                                  STATE OF IDAHO




                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                        GENEREX BIOTECHNOLOGY CORPORATION


1. The name of the corporation is GENEREX BIOTECHNOLOGY CORPORATION, a corporation organized and existing under the Business Corporation Act of the State of Idaho (the "Act").

2. Pursuant to Section 30-1-602 of the Act, the following amendment to the Articles of Incorporation of Generex Biotechnology Corporation (the "Corporation") were adopted by the Board of Directors of the Corporation on January 16, 1998:

     FIRST: The following shall be added to Article IV of the Articles of Incorporation, at the end of Article IV as in effect immediately prior to the amendment:

                     Special Voting Rights Preferred Stock.

     One thousand (1,000) shares of authorized and heretofore unissued shares of the $.001 par value Preferred Stock of the Corporation are designated as the Corporation's "Special Voting Rights Preferred". The Special Voting Rights Preferred Stock shall have the following preferences and relative, participating, optional or other rights, qualifications, limitations and restrictions:

          1. Divides. Holders of Special Voting Rights Preferred Stock (hereinafter referred to as the "Preferred Shares" or "Shares") shall be entitled to receive a dividend per Share which equals the dividend declared and paid on shares of the Corporation's Common Stock as and when dividends are declared and paid on the Corporation's Common Stock.

          2. Rights and Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, shall be distributed in the following order of priority:

             a. First, to the holders of any class or series of Preferred Stock or other capital stock of the Corporation which is entitled to a preference in liquidation and dissolution over the Shares, but only to the extent of that preference.

             b. Next, to the holders of Shares and any class or series of Preferred Stock or other capital stock of the Corporation which is of equal rank with the Shares with respect to sharing in the proceeds of liquidation and dissolution of the Corporation, pari passu, but only to the extent that such class or series of capital stock is of equal rank. In any such distribution, holders of Shares shall be entitled to receive, prior to and in preference to any distribution to the holders of the Corporation's Common Stock or any other class or series of capital stock of the Corporation which is inferior to the rights of holders of Shares in liquidation and dissolution and winding up an amount equal to $.10 per Preferred Share then outstanding (the "Shares Liquidation Preference").

             c. After distribution of the Shares Liquidation Preference to holders of Shares, the remaining assets, if any, of the Corporation available for distribution to the shareholders of the Corporation shall be distributed, pari passu, to the holders of all shares of capital stock of the Corporation, without distinction as to class, as their rights may appear.

          3. Voting.

             a. The holders of Preferred Shares are not entitled to vote, except as specifically required by Idaho law or as expressly provided below:

                (i) If a Change of Control (as hereinafter defined) occurs, thereafter, holders of Preferred Shares shall be entitled to elect a number of directors of the Corporation equal to a majority of the entire Board of Directors of the Corporation. Any holder of Preferred Shares may call a meeting of holders of Preferred Shares for the purpose of exercising these special voting rights (the "Special Voting Rights") upon not less than ten
     (10) days notice. Holders of the Preferred Shares may exercise the Special Voting Rights by written consent in lieu of a meeting pursuant to Section 30-1-704 of the Idaho Business Corporation Act. Upon exercise of the Special Voting Rights by holders of the Preferred Shares, the Bylaws of the Corporation shall be deemed amended to increase the size of the Board of Directors to accommodate directors elected by the holders of the Preferred Shares. After the Special Voting Rights have been exercised, the Corporation shall give holders of Preferred Shares the same notice that is required to be sent to holders of the Corporation's Common Stock of any meeting at which directors of the Corporation are to be elected. Once Special Voting Rights have been exercised, they shall remain in force at all times thereafter until the Preferred Shares have been redeemed by the Corporation.

                (ii) The affirmative vote of the holders of a majority of the Preferred Shares then outstanding, voting separately as a class, shall be required to approve any transaction that would result in a Change of Control (a "Change of Control Transaction"). The Corporation
      shall give each holder of Preferred Shares at least twenty (20) days prior written notice of any meeting of shareholders called for the purpose of voting on a Change of Control Transaction.
      Holders of Preferred Shares may approve any Change of Control Transaction by written consent in lieu of a meeting pursuant to
      Section 30-1-704 of the Idaho Business Corporation Act.

             b. A "Change of Control" of the Corporation, as that term is used herein, shall occur at any time that (a) the Current Management Group shall cease to constitute at least sixty (60%) of all directors of the Corporation, or (b) that any person becomes either the Chairman of the Board of Directors or Chief Executive Officer of the Corporation without the prior approval of a majority of the Current Management Group, acting in their capacities as directors of the Corporation. The term "Current Management Group" as used herein shall mean Anna H. Gluskin, Rose C. Perri,
     E. Mark Perri, Pankaj Modi and/or any other person (a) who is appointed a director of the Corporation by action of the Board of Directors of the Corporation with the approval of a majority of the Current Management Group then serving as directors of the Corporation, in their capacities as directors, or (b) who is nominated for election as a director of the Corporation by action of the Board of Directors of the Corporation with the approval of a majority of the Current Management Group then serving as directors of the Corporation, in their capacities as directors.

             c. On any matter as to which the holders of Preferred Shares shall be entitled to vote as provided above, they shall be entitled to one vote per share.

          4. Redemption.

             a. The Corporation shall have the right, at any time after December 31, 2000, upon written notice (a "Preferred Shares Redemption Notice") to all holders of Preferred Shares at their respective registered addresses stating that the Corporation is exercising its right of redemption set forth herein and fixing a date for such redemption (the "Preferred Shares Redemption Date") which shall be no more than sixty (60) and no less than thirty (30) days following the date of the Preferred Shares Redemption Notice, redeem Preferred Shares at a price per Preferred Share (the "Preferred Share Redemption Price") equal to ten ($.10) cents.

             b. From and after the Preferred Shares Redemption Date, holders of Preferred Shares shall cease to be shareholders of the Corporation and the sole right of holders of Preferred Shares shall be to receive the Preferred Shares Redemption Price as provided herein.

             c. The Corporation shall pay the Preferred Shares Redemption Price to each holder of record of Preferred Shares as of the Preferred Shares Redemption Date, provided, however, that as a condition precedent to the Corporation's payment of the Preferred Shares Redemption Price to any holder, such holder shall deliver to the Corporation the certificate representing the Preferred Shares to be redeemed or, in lieu thereof, satisfactory evidence that such certificate has been lost or destroyed, together with a bond or surety satisfactory to the Corporation to protect it against loss should such certificate subsequently be tendered for redemption.

             d. If the Corporation at any time redeems fewer than all Preferred Shares, it shall redeem the Preferred Shares pro-rata from all holders thereof.

             e. The Corporation shall have the right to redeem Preferred Shares owned by any Holder thereof upon the same terms and conditions set forth above upon the death of the holder.

          5. Transferability. The Preferred Shares shall not be transferrable by a holder thereof without the prior written consent of the Corporation except pursuant to the laws of descent and distribution.

          6. Other. Except as expressly provided herein, Preferred Shares shall have the same rights and privileges as shares of the Corporation's Common Stock.

          IN WITNESS WHEREOF, these Articles of Amendment have been signed by the President of the Corporation and the Corporation has caused its corporate seal to be hereunto affixed as of this 6th day of February, 1998.


                              GENEREX BIOTECHNOLOGY CORPORATION


                              By:      /S/ ANNA E. GLUSKIN
                                 ---------------------------------------
                                            Anna E. Gluskin, President


                              Attest:  /S/ ROSE C. PERRI
                                     -----------------------------------
                                            Rose C. Perri, Secretary